Exhibit 1
AGRIUM INC.
(A corporation incorporated under the laws of Canada)
21,551,700 Common Shares
UNDERWRITING AGREEMENT
Dated: December 12, 2007

AGRIUM INC.
(A corporation incorporated under the laws of Canada)
21,551,700 Common Shares
UNDERWRITING AGREEMENT
December 12, 2007
The Underwriters named in Schedule A hereto

c/o	RBC Dominion Securities Inc.
200 Bay Street, Royal Bank Plaza
4th Floor, South Tower
Toronto, Ontario M5J 2W7
Ladies and Gentlemen:
     Agrium Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), confirms its agreement with RBC Dominion Securities Inc. and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom RBC Dominion Securities Inc. is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 21,551,700 common shares, no par value, of the Company (“Common Shares”) in the respective amounts set forth in Schedule A hereto. The Company also proposes to grant to the Underwriters an option to purchase up to an additional 2,155,100 Common Shares to cover over-allotments. The aforesaid 21,551,700 Common Shares (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the 2,155,100 Common Shares subject to the option described in Section 2(b) hereof (the “Over-Allotment Shares”) are hereinafter called, collectively, the “Offered Shares”.
     On December 2, 2007, the Company entered into an agreement and plan of merger (the “Merger Agreement”) among the Company, Utah Acquisition Co. (“Merger Sub”), the Company’s indirect wholly-owned subsidiary, and UAP Holding Corp. (“UAP”) pursuant to which a direct or indirect wholly-owned subsidiary of the Company commenced a tender offer (the “Offer”) on December 10, 2007 for all of the outstanding shares of common stock of UAP (the “UAP Shares”) on the basis of U.S.$39.00 in cash for each UAP Share (the “Offer Price”), representing aggregate cash consideration of approximately U.S.$2.146 billion for all of the outstanding UAP Shares (on a fully diluted basis). Following the Company’s acceptance for payment and payment for UAP Shares pursuant to the Offer, Merger Sub will consummate a merger with UAP (the “Merger”) in which Merger Sub will merge with and into UAP and each outstanding UAP Share not owned by the Company directly or indirectly will be converted into the right to receive the Offer Price (the acquisition of UAP Shares pursuant to the Offer and the subsequent Merger being, collectively, the “UAP Acquisition”).

     The Company has prepared and filed with the securities regulatory authorities (the “Qualifying Authorities”) in each of the provinces of Canada (the “Qualifying Provinces”) (1) a preliminary short form base shelf prospectus (the “Canadian Preliminary Base Shelf Prospectus”), in the English and French languages, relating to US$1,000,000,000 of Common Shares, preferred shares, subscription receipts, debt securities and units (collectively, the “Initial Shelf Securities”) under the rules and procedures established in National Instrument 44-102 of the Canadian Securities Administrators (the “Shelf Procedures”), (2) a final short form base shelf prospectus, in the English and French languages, relating to the Initial Shelf Securities, (the “Initial Canadian Final Base Shelf Prospectus”) and (3) an amendment to the Initial Canadian Final Base Shelf Prospectus, in the English and French languages, relating to the Initial Shelf Securities and an additional US$2,000,000,000 of Common Shares, preferred shares, subscription receipts, debt securities and units (the “Amendment to the Canadian Final Base Shelf Prospectus”). The Initial Canadian Final Base Shelf Prospectus, as amended by the Amendment to the Canadian Final Base Shelf Prospectus, is hereinafter referred to as the “Canadian Final Base Shelf Prospectus”. The US$3,000,000,000 of securities qualified by the Canadian Final Base Shelf Prospectus are referred to herein as the “Shelf Securities”. The Canadian Final Base Shelf Prospectus together with the documents incorporated by reference therein filed with the Qualifying Authorities is hereinafter referred to as the “Canadian Shelf Prospectus”. The term “Canadian Prospectus” shall mean the Canadian Preliminary Prospectus (as defined below) until such time as the Canadian Final Prospectus (as defined below) is filed with the Qualifying Authorities, after which time “Canadian Prospectus” shall mean the Canadian Final Prospectus.
     The Company has also prepared and filed with the United States Securities and Exchange Commission (the “Commission”) (1) a registration statement on Form F-10 (File No. 333-145395) covering the registration of the Initial Shelf Securities (the “Initial Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), including the Canadian Preliminary Base Shelf Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered or to be delivered to the Representative) (the “U.S. Preliminary Base Shelf Prospectus”), (2) an amendment to such Initial Registration Statement, including the Initial Canadian Final Base Shelf Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “Initial U.S. Final Base Shelf Prospectus”) and (3) a registration statement on Form F-10 (File No. 333-147767) in accordance with Rule 429 under the 1933 Act with respect to the Shelf Securities (the “Additional Registration Statement”) including the Canadian Shelf Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission and including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered or to be delivered to the Representative) (the “U.S. Final Base Shelf Prospectus”). The various parts of the Additional Registration Statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Additional Registration Statement at the time it became effective, as amended at the time the Additional Registration Statement became effective and including any post-effective amendment thereto, are hereinafter collectively referred to as the “Registration Statement”. The U.S. Final Base Shelf Prospectus together with the documents incorporated by reference therein is hereinafter referred to as the “U.S. Shelf Prospectus”. The term “U.S. Prospectus” shall refer to the U.S. Preliminary Prospectus (as defined below), until such time as a U.S. Final Prospectus (as defined below) is thereafter (whether or not such prospectus is required to be filed pursuant to the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”)) furnished to the Underwriters after the execution of this Agreement, after which time the term “U.S. Prospectus” shall refer to the U.S. Final Prospectus.
     In addition, the Company (A) has prepared and (1) filed with the Qualifying Authorities pursuant to the Shelf Procedures, a preliminary prospectus supplement (in the English and French languages) relating to the Offered Shares and including the Canadian Shelf Prospectus (the “Canadian Preliminary Prospectus”) and (2) filed with the Commission, in accordance with General Instruction II.L. of Form F-10, a preliminary prospectus supplement consisting of the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Preliminary Prospectus”), and (B) will prepare and file, (1) with the Qualifying Authorities, pursuant to the Shelf Procedures, a final prospectus supplement (in the English and French languages) including the Canadian Shelf Prospectus (the “Canadian Final Prospectus”), on or before the earlier of the date the Canadian Final Prospectus is first sent or delivered to a purchaser or a prospective purchaser and two Business Days (the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City or Calgary) after the date hereof, and (2) with the Commission, in accordance with General Instruction II.L. of Form F-10, a final prospectus supplement consisting of the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Final Prospectus”).
     The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus are referred to herein as the “Preliminary Prospectuses,” and the U.S. Final Prospectus and the Canadian Final Prospectus are referred to herein as the “Final Prospectuses.” Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the securities laws of the Qualifying Provinces prior to the Closing Time (as hereinafter defined) or, where such document is deemed to be incorporated by reference into the Canadian Prospectus from the date of this Agreement and prior to the expiry of the period of distribution of the Offered Shares, is referred to herein collectively as the “Supplementary Material”.
     For purposes of this Agreement, all references to the Registration Statement, the Additional Registration Statement, the U.S. Preliminary Base Shelf Prospectus, the Initial U.S. Final Base Shelf Prospectus, the U.S. Final Base Shelf Prospectus, any U.S. Preliminary Prospectus, the U.S. Final Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). For purposes of this Agreement, all references to the Canadian Preliminary Base Shelf Prospectus, the Initial Canadian Final Base Shelf Prospectus, the Amendment to the Canadian Final Base Shelf Prospectus, the Canadian

Final Base Shelf Prospectus, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, the documents incorporated by reference in the Canadian Prospectus, or any amendment or supplement to any of the foregoing (including any Supplementary Material), shall be deemed to include the copy filed with the Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).
     The Company has also prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Initial Registration Statement (the “Initial Form F-X”) and an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Additional Registration Statement (the “Additional Form F-X” and together with the Initial Form F-X, the “Company Form F-X”).
     The Company understands that the Underwriters propose to make a public offering of the Offered Shares in the United States and in the Qualifying Provinces upon the terms set forth in the General Disclosure Package (as defined herein) and the Final Prospectuses upon the terms and conditions of this Agreement as soon as the Representative deems advisable after this Agreement has been executed and delivered.
     All references in this Agreement to financial statements and schedules and other information which is “contained”, “included”, “incorporated by reference” or “stated” (and other references of like import) in the Registration Statement, the Canadian Preliminary Base Shelf Prospectus, U.S. Preliminary Base Shelf Prospectus, the Initial Canadian Final Base Shelf Prospectus, the Initial U.S. Final Base Shelf Prospectus, the Amendment to the Canadian Final Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus, the U.S. Final Base Shelf Prospectus, the Canadian Shelf Prospectus, the U.S. Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus and the U.S. Prospectus (collectively, the “Filed Documents”) shall be deemed to mean and include all such financial statements and schedules and other information filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the securities laws applicable in the Qualifying Provinces and incorporated by reference in or otherwise deemed to be included in any one or more of the Filed Documents, and all references in this Agreement to amendments or supplements (and other references of like import) to any one or more of the Filed Documents (including any Supplementary Material) shall be deemed to mean and include the filing of any document under the 1934 Act or the securities laws applicable in the Qualifying Provinces which is incorporated by reference or otherwise deemed to be included in any one or more of the Filed Documents.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

     (i) Compliance with Registration Requirements. The Company is qualified to file a prospectus in the form of a short form shelf prospectus pursuant to the Shelf Procedures. The Canadian Preliminary Base Shelf Prospectus, the Initial Canadian Final Base Shelf Prospectus and the Amendment to the Canadian Final Base Shelf Prospectus have been filed with the Qualifying Authorities, for which receipts have been obtained from the Qualifying Authorities in respect of such Canadian Preliminary Base Shelf Prospectus, the Initial Canadian Final Base Shelf Prospectus and the Amendment to the Canadian Final Base Shelf Prospectus. The Canadian Preliminary Prospectus has been filed with the Qualifying Authorities and no order suspending the distribution of the Offered Shares has been issued by any of the Qualifying Authorities and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by any of the Qualifying Authorities. The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act. The Registration Statement has been declared effective by the Commission under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has filed with the Commission the U.S. Preliminary Prospectus.
     At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Time referred to below: (A) the Canadian Prospectus complied and will comply in all material respects with the securities laws applicable in the Qualifying Provinces, including the Shelf Procedures, as interpreted and applied by the Qualifying Authorities; (B) the U.S. Prospectus conformed and will conform to the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) the Registration Statement and any amendments or supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (D) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Prospectus, the Canadian Prospectus and any amendment or supplement thereto (including any Supplementary Material), including each document incorporated therein by reference, constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Offered Shares, and contains no misrepresentation that is likely to affect the value or the market price of the Offered Shares, and each of the U.S. Prospectus, the Canadian Prospectus or any amendment or supplement thereto (including any Supplementary Material), including each document incorporated therein by reference, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above and the paragraphs below within this subsection shall not apply to statements in or omissions from the Registration Statement, the U.S. Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus (as defined below) and any

Supplementary Material made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein.
     The U.S. Shelf Prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.
     As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Preliminary Prospectuses as of the Applicable Time and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 7:00 p.m. (Eastern Time) on December 12, 2007 or such other time as agreed by the Company and the Representative.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Offered Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), as evidenced by its being specified in Schedule C hereto.
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectuses or the Final Prospectuses, including any document incorporated by reference therein that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein.
     (ii) Incorporated Documents. Each document filed or to be filed with the Qualifying Authorities and incorporated or deemed to be incorporated by reference in the Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Over-Allotment Shares are purchased, at any Date of Delivery) in all material respects with the securities laws applicable in the Qualifying Provinces as interpreted and applied by the Qualifying Authorities, respectively, and none of such documents contained or will contain at the time of its filing and at the Closing Time (and, if any Over-Allotment Shares are purchased, at any Date of Delivery) any untrue statement of a material fact or any misrepresentation that is likely to affect the value or the market price of the Offered Shares or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.
     The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the U.S. Shelf Prospectus, the U.S. Preliminary Prospectus and the U.S. Final Prospectus or otherwise deemed to be a part thereof or included therein, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in (A) the U.S. Shelf Prospectus at the time the Registration Statement became effective, (B) the General Disclosure Package at the Applicable Time, and (C) the U.S. Final Prospectus as of its date and at the Closing Time (and, if any Over-Allotment Shares are purchased, at any Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iii) Independent Accountants for the Company. KPMG LLP, who have audited the Company’s consolidated financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the Canada Business Corporations Act, as amended (the “CBCA”), and applicable Canadian securities laws and regulations and policies thereunder and there has never been any reportable event (within the meaning of National Instrument 51-102) with the present or any former auditors of the Company.
     (iv) Independent Accountants for UAP. To the Company’s knowledge, Deloitte & Touche LLP, who have audited UAP’s consolidated financial statements and supporting schedules, if any, included or incorporated by reference in the Registration

Statement, the General Disclosure Package and the Final Prospectuses, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (v) Company Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, together with the related schedules, if any, and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, retained earnings and cash flows of the Company and its consolidated subsidiaries present fairly the results of operations for the periods specified (subject, in the case of unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and such consolidated financial statements have been reconciled to generally accepted accounting principles in the United States of America (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the 1934 Act. The selected consolidated financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectuses presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses. The pro forma consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses present fairly the information shown therein, have been prepared in accordance with the rules of the Qualifying Authorities with respect to pro forma consolidated financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The selected pro forma consolidated financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectuses presents fairly the information shown therein and has been compiled on a basis consistent with that of the pro forma consolidated financial statements and the related notes included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses. There have been no changes in the consolidated assets or liabilities of the Company from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectuses, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Company and the Subsidiaries (as hereinafter defined) (taken together as a single enterprise) and except changes that are disclosed in the General Disclosure Package and the Final Prospectuses.
     (vi) UAP Financial Statements. To the knowledge of the Company, (i) the consolidated financial statements of UAP incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectuses, together with the related notes, present fairly in all material respects the financial position and results of operations of UAP and its consolidated subsidiaries at the dates indicated and for the periods specified (subject, in the case of unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto); and (ii) such consolidated financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and have been reconciled to Canadian GAAP.
     (vii) UAP Acquisition. To the Company’s knowledge, the representations and warranties of UAP contained in the Merger Agreement are accurate in all material respects and the Company is not aware of any material non-compliance or anticipated non-compliance by UAP with any of the covenants contained in the Merger Agreement.
     (viii) No Material Adverse Change in Business of the Company. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Final Prospectuses and the Supplementary Material, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular semi-annual dividends on the Company’s issued and outstanding Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.
     (ix) No Material Adverse Change in Business of UAP. To the knowledge of the Company, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Final Prospectuses and the Supplementary Material, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of UAP and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “UAP Material Adverse Effect”) and (B) there have been no transactions entered into by UAP or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the UAP and its subsidiaries considered as one enterprise.
     (x) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the CBCA and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified or registered as an extra-provincial corporation or a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or register or to be in good standing would not result in a Material Adverse Effect.
     (xi) Good Standing of Subsidiaries. The following is a list of the Company’s wholly-owned or majority-owned subsidiaries which constitute a “significant subsidiary” of the Company (as such term is defined under Rule 1-02 of Regulation S-X under the 1934 Act) and joint ventures that are otherwise material: the Agrium Partnership (as defined in the Preliminary Prospectuses and the Final Prospectuses) and its subsidiaries (the “Partnership”)), Agrium U.S. Inc., Crop Production Services, Inc., Western Farm Service, Inc., Nu-West Industries, Inc. and Profertil S.A. (each a “Subsidiary” and collectively the “Subsidiaries”). All other wholly-owned or majority-owned subsidiaries of the Company do not, singly, constitute “significant subsidiaries” (as such term is defined under Rule 1-02 of Regulation S-X under the 1934 Act). Each Subsidiary, and to the Company’s knowledge, each of UAP and United Agri Products, Inc. (the “UAP Subsidiary”), has been duly organized and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectuses and is duly qualified as an extra-provincial or foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business or otherwise, except where the failure so to qualify, register or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Final Prospectuses, all of the issued and outstanding share capital or partnership interests of each such Subsidiary, and to the Company’s knowledge, of each of UAP and of the UAP Subsidiary, has been duly authorized and validly issued, is fully paid and non-assessable and all (or, in the case of Profertil S.A. 50%) of the issued and outstanding share capital or partnership interests of each such Subsidiary or, to the Company’s knowledge, of the UAP Subsidiary is owned by the Company or UAP respectively, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding share capital or partnership interests of any Subsidiary, or to the Company’s knowledge, of UAP or of the UAP Subsidiary, was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or of UAP or of the UAP Subsidiary, respectively.
     (xii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the General Disclosure Package and the Final Prospectuses under the caption “Consolidated Capitalization” in the column entitled “Actual” (except for subsequent issuances, if any, pursuant to (A) reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Prospectuses or (B) the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Prospectuses). All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian securities laws; none of the outstanding shares in the capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the

Company. Except as disclosed in the General Disclosure Package and the Final Prospectuses, the Company does not have any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations. The description of the Company’s employee benefit plans, and the options or other rights granted thereunder, as set forth in the General Disclosure Package and the Final Prospectuses, accurately and fairly presents the information required to be disclosed with respect to such plans, options and rights. Except as disclosed in the General Disclosure Package and the Final Prospectuses, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholders of the Company with respect to the Company or the voting or disposition of the Company’s share capital.
     (xiii) Authorization of Agreement. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.
     (xiv) Authorization of the Merger Agreement. The Merger Agreement was duly authorized by the Company and Merger Sub prior to its execution, and constitutes a valid and binding agreement of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Merger Sub is a wholly-owned subsidiary of the Company and, except as disclosed in the General Disclosure Package and the Final Prospectuses, the Company is not aware of any reason why the UAP Acquisition will not be completed as contemplated by the Merger Agreement, subject to the conditions set forth in the Merger Agreement. The Merger Agreement conforms in all material respects to the description thereof in the General Disclosure Package and the Final Prospectuses.
     (xv) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance, sale and delivery to the Underwriters pursuant to this Agreement; the Offered Shares offered hereby, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein will be validly issued and fully paid and non-assessable; the Offered Shares conform to all statements relating thereto contained in the General Disclosure Package and the Final Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Offered Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Offered Shares is not subject to any preemptive or other similar rights of any securityholder of the Company.
     (xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, UAP or the UAP Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries or UAP or any of its subsidiaries is a party or by which it or any of its subsidiaries or UAP or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or UAP or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be; and the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated herein, therein and in the General Disclosure Package and the Final Prospectuses (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in the General Disclosure Package and the Final Prospectuses under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Merger Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) other than Repayment Events for UAP or its subsidiaries arising from the UAP Acquisition under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, or stock exchange, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries or by UAP or any of its subsidiaries, as the case may be.
     (xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries or, to the knowledge of the Company, UAP or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries or UAP’s or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in each case, may reasonably be expected to result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be.
     (xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of the

Company, threatened, against or affecting the Company or any of its subsidiaries or, to the knowledge of the Company, UAP or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectuses or the Supplementary Material (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be, or, with respect to the Company or any of its subsidiaries, which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries or, to the knowledge of the Company, UAP or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package or the Final Prospectuses or the Supplementary Material, including ordinary routine litigation incidental to the business of the Company or UAP, could not reasonably be expected to result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be.
     (xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.
     (xx) Possession of Intellectual Property. The Company and its subsidiaries and, to the Company’s knowledge, UAP and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except, in each case, as would not have a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be, and neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, UAP or any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries or, to the Company’s knowledge, UAP or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be.
     (xxi) No Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly any action which is designed to or which has constituted or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

     (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental instrumentality, agency, authority or court of (A) any of the Qualifying Provinces, (B) the federal government of Canada, (C) the federal government of the United States or (D) the various States of the United States in which the Offered Shares are to be offered for sale or sold, or of any political subdivision of any of the foregoing is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, valid authorization, issuance, sale and delivery of the Offered Shares or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement as contemplated by the General Disclosure Package and the Final Prospectuses, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the state securities laws of the various States of the United States, the CBCA and the securities laws of the Qualifying Provinces.
     (xxiii) Possession of Licenses and Permits. The Company and its subsidiaries and, to the Company’s knowledge, UAP and its subsidiaries, possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be; the Company and its subsidiaries and, to the Company’s knowledge, UAP and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be; and neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, UAP or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be.
     (xxiv) Title to Property. The Company and its subsidiaries and, to the Company’s knowledge, UAP and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and UAP and its subsidiaries, as the case may be, and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Final Prospectuses or (b) do not, singly or in the aggregate, affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, or any of its subsidiaries, or UAP or any of its subsidiaries except in each case that would not have a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Prospectuses, are in full force and effect except as would not have Material Adverse Effect, and neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, UAP or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries or UAP or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary or UAP or such subsidiary, as the case may be, to the continued possession of the leased or subleased premises under any such lease or sublease except in each case as would not have a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be.
     (xxv) Compliance with Helms-Burton Act. Neither the Company nor any of its affiliates nor to the Company’s knowledge UAP is in violation of the provisions of the U.S. Cuban Liberty and Democratic Solidarity (LIBERTAD) Act of 1996.
     (xxvi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectuses will not be required, to register as, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxvii) Environmental Laws. Except as described in the General Disclosure Package and the Final Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect or a UAP Material Adverse Effect, as the case may be, (A) neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, UAP or any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries and, to the Company’s knowledge, UAP and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or, to the knowledge of the Company, UAP or any of its subsidiaries and (D) to the knowledge of the Company and its subsidiaries, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or UAP or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities that have not been accounted for would not, singly or in the aggregate, have a Material Adverse Effect.
     (xxviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement, the Canadian Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian provincial securities legislation.
     (xxix) Other Reports and Information. There are no reports or information that, in accordance with the requirements of applicable Canadian securities legislation, must be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with any of the Qualifying Authorities which as at the date hereof remain confidential; there are no documents required to be filed with the Qualifying Authorities or with any other Canadian provincial securities regulatory authority in connection with the Canadian Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the General Disclosure Package and the Final Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.
     (xxx) Accounting Controls. The Company and the Subsidiaries and, to the Company’s knowledge, UAP and the UAP Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and reconciled to U.S. GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year (1) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remedied) and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxxi) Disclosure Controls. The Company and the Subsidiaries and, to the Company’s knowledge, UAP and the UAP Subsidiary maintain disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 of the 1934 Act Regulations, as applicable, and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under Multilateral Instrument 52-109 — Certification of Disclosures in Issuer’s Annual and Interim Filings, as applicable; such controls and procedures are effective to provide reasonable assurances that all material information concerning the Company and the Subsidiaries is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Commission and the Qualifying Authorities.
     (xxxii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, UAP or any of the Company’s or UAP’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxxiii) Taxes. There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal laws or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Shares. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the creation, issuance, sale and delivery to the Underwriters of the Offered Shares or the authorization, execution, delivery and performance of this Agreement or the resale of Offered Shares by an Underwriter to U.S. residents.
     (xxxiv) Statistical and Market-Related Data. Any statistical, industry and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectuses is based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent any such consent is required.
     (xxxv) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, UAP nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or UAP or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates and UAP and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxvi) OFAC. Neither the Company nor, to the Company’s knowledge, UAP nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or UAP is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxvii) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of the sale of Offered Shares contemplated by this Agreement.
     (xxxviii) NYSE Listing; TSX Listing. The currently issued and outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) and the Company is in compliance with all applicable corporate governance requirements set forth in the NYSE Rules and all applicable corporate governance and other requirements contained in the listing agreement to which the Company and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. The currently issued and outstanding Common Shares are listed on the Toronto Stock Exchange (“TSX”) and the Company is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. The NYSE has conditionally approved the listing of the Offered Shares, subject to notice of official issuance and evidence of satisfactory distribution; the TSX has conditionally approved the listing of the Offered Shares, subject to the Company fulfilling all of the requirements of the TSX before March 7, 2008.
     (xxxix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered Shares.
     (xl) Commitment Letter. The Company has entered into a commitment letter agreement with a Canadian chartered bank whereby the bank agreed to provide the Company with new committed senior, unsecured credit facilities comprised of: (i) a nine month bridge credit facility in an aggregate principal amount of up to $1,250,000,000; (ii)

an 18 month bridge credit facility in an aggregate principal amount of up to $900,000,000; and (iii) a five year term credit facility totaling $460,000,000 for the purpose of partially funding the UAP Acquisition, paying certain fees and expenses related to the UAP Acquisition and refinancing existing debt of UAP and its subsidiaries. The disclosure in the General Disclosure Package and the Final Prospectuses under the heading “Proposed UAP Acquisition” accurately summarizes the terms and conditions of such commitment letter.
     (xli) Relationships with Underwriters. Except as disclosed in the General Disclosure Package and the Final Prospectuses, neither the Company nor any of the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters, or (ii) intends to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
     (xlii) French Language Documents. The French language versions of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, including each document incorporated therein by reference therein and the financial statements and other financial data contained therein, is in all material respects a complete and proper or complete and accurate translation of the English language versions thereof.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a net purchase price of $55.825 per Initial Share (the “Purchase Price”) (being an amount equal to the public offering price of $58.00 per Initial Share less $2.175 per share, representing the underwriting commission payable by the Company to the Underwriters for underwriting the Offered Shares), the amount of Initial Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.
     (b) Over-Allotment Shares. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Over-Allotment Shares set forth in Schedule B hereto at the same Purchase Price per share as the Underwriters shall pay for the Initial Shares less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Over-Allotment Shares. Said option may be exercised to cover over-allotments in the sale of the Initial Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before 5:00 p.m., Calgary time, on the 30th day after the Closing Time upon written or telegraphic notice by the Representative to the Company setting forth the number of Over-Allotment Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Over-Allotment Shares to be purchased by each Underwriter shall be the same percentage of the total number of Over-Allotment Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Shares, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional securities.
     (c) Payment. Payment of the Purchase Price for, and delivery of certificates for, the Initial Shares, and the Over-Allotment Shares (if the option provided in Section 2(b) hereof is exercised on or before the second Business Day prior to the Closing Time) shall be made at the offices of Blake, Cassels & Graydon LLP, Calgary, Alberta, Canada, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 a.m. (Eastern time) on the fourth Business Day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or at such other time not later than ten Business Days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Offered Shares to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Offered Shares which it has agreed to purchase. The Representative individually, and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Offered Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Time, the Company will deliver the Over-Allotment Shares (at the expense of the Company) to the Representative on behalf of the Underwriters on the date specified by the Representative on not less than two Business Days prior written notice to the Company (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the Purchase Price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Over-Allotment Shares occurs after the Closing Time, the Company will deliver to the Representative on the settlement date for the Over-Allotment Shares, and the obligation of the Underwriters to purchase the Over-Allotment Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 6 hereof. Any time and date for such payment for the Over-Allotment Shares, if other than the Closing Time, is herein referred to as a “Date of Delivery”.

     The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.
     (d) Denominations; Registration. Certificates for the Initial Shares and the Over-Allotment Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full Business Day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Shares and the Over-Allotment Shares, if any, will be made available for examination and packaging by the Representative not later than 10:00 a.m. (Eastern Time) on the Business Day prior to the Closing Time or the relevant Date of Delivery, as the case may be. Delivery of the Offered Shares shall be made through the facilities of the CDS Clearing and Depository Services Inc. (“CDS”) unless the Representative shall otherwise instruct.
     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of the Shelf Procedures and General Instruction II.L. of Form F-10, and the Company will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Offered Shares shall have been filed with the Commission or shall have become effective, or when any supplement or amendment to the U.S. Prospectus or the Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comments from the Qualifying Authorities or the Commission, (iii) of any request by the Qualifying Authorities to amend or supplement the Canadian Prospectus or for additional information or of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the U.S. Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered Shares and (vi) of the issuance by the Qualifying Authorities or any stock exchange in Canada or the United States of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares or any other securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will effect the filings required pursuant to General Instruction II.L of Form F-10 not later than the Commission’s close of business on the Business Day following the date of filing thereof with the Qualifying Authorities and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing pursuant to General Instruction II.L of Form F-10 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares or any other securities of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
     (b) Filing of Amendments and Exchange Act Documents. The Company will not at any time prior to the later of the Closing Time and the completion of the offering of the Offered Shares file or make any amendment to the Registration Statement or new registration statement relating to the Offered Shares, any amendment, supplement or revision to the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus or any amendment or supplement to any of the prospectuses included in the Registration Statement at the time it becomes effective, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material, of which the Representative shall not have previously been advised and furnished copies a reasonable amount of time prior to such proposed filing or use, as the case may be, or to which the Representative shall have reasonably objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its timely disclosure obligations under applicable securities legislation and the requirements of any relevant stock exchange arising out of any material change in the business or affairs of the Company. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations, within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative shall reasonably object.
     (c) Delivery of Filed Documents. The Company has furnished or will deliver to each of the Underwriters, without charge, a copy of the Initial Canadian Final Base Shelf Prospectus (in English and French), the Amendment to the Canadian Final Base Shelf Prospectus (in English and French), the Canadian Preliminary Prospectus (in English and French), the Canadian Final Prospectus (in English and French), the documents incorporated by reference in the Canadian Prospectus (in English and French), and any Supplementary Material (in English and French), approved, signed and certified as required by the securities laws of the Qualifying Provinces and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed a part thereof), the Company Form F-X and signed copies of all consents and certificates of experts. The copies of the English and French versions of the Initial Canadian Final Base Shelf Prospectus, the Amendment to the Canadian Final Base Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the documents incorporated by reference in the Canadian Prospectus, and any Supplementary Material furnished to the Underwriters will be identical to the corresponding electronically transmitted copies thereof filed with the Qualifying Authorities pursuant to SEDAR, and the copies of the Registration Statement and each amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will also deliver to the Representative and counsel for the Underwriters copies of all correspondence with the Qualifying Authorities relating to any proposed or requested exemptions from the requirements of applicable Canadian securities laws.
     (d) Delivery of Commercial Prospectuses. The Company has delivered to each Underwriter, without charge, as many commercial copies of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus (in the English and French languages) as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and applicable Canadian securities laws. The Company will furnish to each Underwriter, without charge, during the period when a prospectus is required by the 1933 Act, the 1933 Act Regulations or applicable Canadian securities laws to be delivered in connection with sales of the Offered Shares, such number of copies of the U.S. Final Prospectus and Canadian Final Prospectus (in the English and French languages) and any Issuer Free Writing Prospectus (each as amended or supplemented) as such Underwriter may reasonably request. The copies of the English and French versions of the Canadian Preliminary Prospectus and the Canadian Final Prospectus furnished to the Underwriters will be identical to the corresponding electronically transmitted copies thereof filed with the Qualifying Authorities pursuant to SEDAR, and the copies of the U.S. Preliminary Prospectus and the U.S. Final Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the securities laws of the Qualifying Provinces so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement, the General Disclosure Package and the Final Prospectuses. If at any time when a prospectus is required by the 1933 Act or the securities laws of the Qualifying Provinces to be delivered in connection with sales of the Offered Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or to file a new registration statement or to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, file a new registration statement, or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the securities laws of the Qualifying Provinces, the Company will promptly prepare and file with the Commission and with the Qualifying Authorities, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus or the Canadian Prospectus comply with such requirements, the Company will use its reasonable efforts to have such amendment, supplement or new registration statement declared effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, (or any other registration statement relating to the Offered Shares), the General Disclosure Package or the Final Prospectuses or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative, upon which notification, the Underwriters agree to discontinue use of such Issuer Free Writing Prospectus, and the Company will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Offered Shares for investment under the laws of such jurisdictions as the Underwriters may request.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Preliminary Prospectuses and the Final Prospectuses under “Use of Proceeds”.
     (i) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Offered Shares on the NYSE and the TSX.
     (j) Restriction on Sale of Offered Shares. During a period of 90 days from the date of the Final Prospectuses, the Company will not, without the prior written consent of the Representative on behalf of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act (other than on Form S-8) or a prospectus under applicable Canadian securities laws with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Offered Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Final Prospectuses or (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Final Prospectuses. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (k) Reporting Requirements. The Company, during the period when the U.S. Prospectus or the Canadian Prospectus is required to be delivered under the 1933 Act or the 1934 Act or under applicable Canadian securities legislation, will file all documents required to be filed by the Company with (i) the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations, and (ii) the Qualifying Authorities under the applicable securities laws of the provinces of Canada.
     (l) Subsequent Filings with Canadian Regulatory Authorities. In the event that any document is filed with Canadian securities regulatory authorities subsequent to the time the Registration Statement becomes effective that is deemed to be incorporated by reference in the Canadian Prospectus, the Company will, if required by the 1933 Act Regulations, file such document in accordance with the 1933 Act and the 1933 Act Regulations.
     (m) Translation Opinions. The Company shall cause Blake, Cassels & Graydon LLP to deliver to the Underwriters customary opinions, dated the date of the filing of the French language version of the Canadian Final Prospectus, to the effect that the French language version of such prospectus, together with each document incorporated by reference therein (other than the Company Financial Information and the UAP Financial Information, each as defined below), is in all material respects a complete and proper translation of the English language version thereof. The Company shall cause Blake, Cassels & Graydon LLP to deliver to the Underwriters similar opinions as to the French language translation of any information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Qualifying Authorities.
     As used in this subsection and elsewhere in this Agreement:
     “Company Financial Information” means (i) the material under the headings “Selected Historical and Pro Forma Consolidated Financial Information”, “Historical and Pro Forma Consolidated Operating Statement Items” and “Historical and Pro Forma Consolidated Balance Sheet Items” in the Summary of the Canadian Final Prospectus, (ii) the material under the headings “SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION” and “CONSOLIDATED CAPITALIZATION” in the Canadian Final

Prospectus, (iii) the Pro Forma Consolidated Financial Statements of the Company commencing on page F-1 of the Canadian Final Prospectus and included as Schedule “B” to the material change report of the Company dated December 10, 2007 relating to the proposed UAP Acquisition, (iv) the material under the headings “AUDITORS’ CONSENT” on page 29 of the Canadian Shelf Prospectus, (v) the documents described in items (c),(d),(e),(f),(g) and (h) under the heading “DOCUMENTS INCORPORATED BY REFERENCE IN THE PROSPECTUS” in the Canadian Final Prospectus, (vi) the material under the heading “INTEREST COVERAGE RATIOS” on page 26 of the Canadian Shelf Prospectus, and (vii) the documents described in items (f), (g) and (h) under the heading “DOCUMENTS INCORPORATED BY REFERENCE” on page 4 in the Canadian Final Base Shelf Prospectus.
     “UAP Financial Information” means the material contained in Schedule “A” to the material change report of the Company dated December 10, 2007 relating to the proposed UAP Acquisition.
     (n) Translation Opinions — Financial Statements. The Company shall cause KPMG LLP to deliver to the Underwriters customary opinions, dated the date of the filing of the French language version of the Canadian Final Prospectus, to the effect that the Company Financial Information contained in the French language version of such prospectus, together with the documents incorporated therein by reference, is in all material respects a complete and proper translation of the English language version thereof. The Company shall cause KPMG LLP to deliver to the Underwriters similar opinions as to the French language translation of any similar information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Qualifying Authorities.
     (o) Translation Opinions — Financial Statements. The Company shall cause Deloitte & Touche LLP to deliver to the Underwriters customary opinions, dated the date of the filing of the French language version of the Canadian Final Prospectus, to the effect that the UAP Financial Information contained in the French language version of such prospectus, together with the documents incorporated therein by reference, is in all material respects a complete and proper translation of the English language version thereof. The Company shall cause Deloitte & Touche LLP to deliver to the Underwriters similar opinions as to the French language translation of any similar information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Qualifying Authorities.
     (p) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus” and is listed on Schedule C hereto. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing

Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Covenants of the Underwriters. The Underwriters covenant with the Company as follows:
     (a) The Underwriters and their respective affiliates have not, directly or indirectly, offered, sold or delivered and will not, directly or indirectly, offer, sell or deliver any Offered Shares in any jurisdiction except in compliance with all applicable securities laws; and the Underwriters will comply with the selling restrictions set forth in the “Plan of Distribution” section of the Preliminary Prospectuses and the Final Prospectuses. The Underwriters shall cause a similar covenant to be contained in any agreement entered into with any selling agent or with any selling dealer group established in connection with the distribution of the Offered Shares.
     (b) The Underwriters will not advertise the proposed offering or sale of the Offered Shares in the printed media of general and regular paid circulation, radio, television or telecommunications including electronic display.
     (c) The Underwriters will give prompt notice to the Company when, in the opinion of the Underwriters, distribution of the Offered Shares has ceased.
     (d) The Underwriters will, as soon as practicable and in any event within 30 days of the Closing Time or if any Over-Allotment Shares are purchased, the Date of Delivery, as applicable, provide to the Company a breakdown of the number of Initial Shares or Over-Allotment Shares sold in each jurisdiction where such information is required for the purpose of calculating any filing or listing fees payable by the Company in such jurisdiction.
     (e) The Underwriters will notify promptly, and in any event within 30 days of the Closing Time or if any Over-Allotment Shares are purchased, the Date of Delivery, as applicable, each Qualifying Authority, where required, of the number of Initial Shares or Over-Allotment Shares sold in the relevant Qualifying Province.
     SECTION 5. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Company Form F-X) as originally filed and of each amendment thereto, the U.S. Preliminary Base Shelf Prospectus, the U.S. Final Base Shelf Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Initial Canadian Final Base Shelf Prospectus, the Amendment to the Canadian Final Base Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectuses and any Supplementary Material and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Offered Shares;

provided, however, that this clause (ii) shall not include the fees of counsel to the Underwriters in connection with the foregoing, (iii) the preparation, issuance and delivery of the certificates for the Offered Shares to the Underwriters, including any charges of CDS in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants (including UAP’s accountants) and other advisers, (v) the qualification of the Offered Shares under applicable securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the U.S. Preliminary Base Shelf Prospectus, the U.S. Final Base Shelf Prospectus, any Permitted Free Writing Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Initial Canadian Final Base Shelf Prospectus, the Amendment to the Canadian Final Base Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus, and Supplemental Material and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and disbursements of counsel for the Underwriters in connection with compliance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and any fees payable in connection with the rating of the Offered Shares, and (x) the fees and expenses incurred in connection with the listing of the Offered Shares on the NYSE and the TSX. Except as indicated above in this paragraph, it is understood that the Underwriters will pay all of their costs and expenses, including the fees and expenses of their counsel and certain advertising expenses in connection with any offer the Underwriters make with respect to the Offered Shares.
     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of U.S. and Canadian counsel for the Underwriters within 30 days of receipt of reasonable evidence of such expenses.
     SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Canadian Final Prospectus shall have been filed with the Qualifying Authorities under the Shelf Procedures and the Registration Statement shall have become effective; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States, and any request on the part of the Qualifying Authorities or the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters. Each of (i) the Canadian Preliminary Prospectus and the Canadian Final Prospectus shall have been filed with the Qualifying Authorities under the Shelf Procedures, and (iii) the U.S. Preliminary Prospectus and the U.S. Final Prospectus shall have been filed with the Commission in accordance with General Instruction II.L. of Form F-10, in each case, within the time period prescribed for such filing, as applicable.
     (b) Opinion and 10b-5 Statement of Canadian Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
     (c) Opinion of General Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Leslie O’Donoghue, general counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
     (d) Opinion and 10b-5 Statement of U.S. Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.
     (e) Opinion of Special Colorado Counsel for Agrium U.S. Inc. At the Closing Time, the Representative shall have received the favorable opinion dated as of the Closing Time, of special Colorado counsel for Agrium U.S. Inc. acceptable to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.
     (f) Opinion of Special Argentina Counsel for Profertil S.A. At the Closing Time, the Representative shall have received the favorable opinion dated as of the Closing Time, of special Argentina counsel for Profertil S.A. acceptable to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.
     (g) Opinion of Special Spanish Counsel for Agrium Investments Spain, S.L.U. At the Closing Time, the Representative shall have received the favorable opinion dated as of the

Closing Time, of special Spanish counsel for Agrium Investments Spain, S.L.U. acceptable to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to counsel for the Underwriters.
     (h) Opinion and 10b-5 Statement of Canadian Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Bennett Jones LLP, Canadian counsel for the Underwriters. In giving such opinion such counsel may rely, as to certain matters relating to the Company, upon the opinion of Blake, Cassels & Graydon LLP and, as to all other matters governed by the laws of Qualifying Provinces other than the Province of Alberta and the federal laws of Canada, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (i) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and Rule 10b-5 negative assurance statement, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (j) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Offered Shares shall have been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Qualifying Authorities.
     (k) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received (i) from KPMG LLP, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to the Company and the pro forma financial statements and certain pro forma financial information included or incorporated by reference in the General Disclosure Package and (ii) from Deloitte & Touche LLP, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the financial statements and certain financial information of UAP included or incorporated by reference in the General Disclosure Package.
     (l) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received (i) from KPMG LLP, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the financial statements and certain financial information relating to the Company and the pro forma financial statements and certain pro forma financial information included or incorporated by reference in the Final Prospectuses and (ii) from Deloitte & Touche LLP, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the financial statements and certain financial information of UAP included or incorporated by reference in the Final Prospectuses.
     (m) Approval of Listing. At the Closing Time, the Offered Shares shall have been (A) listed and admitted and authorized for trading on the NYSE subject to notice of official issuance, and (B) conditionally approved for listing on the TSX, subject only to satisfaction by the Company of customary listing conditions on or before March 7, 2008, and in each case satisfactory evidence of such actions shall have been provided to the Representative.
     (n) Lock-up Agreements. At the date of this Agreement, the Representative shall have received agreements substantially in the form of Schedule E hereto signed by the persons listed on Schedule D hereto.
     (o) Agent for Service. Prior to the Closing Time, the Company shall have furnished to the Representative satisfactory evidence of its due and valid authorization of CT Corporation System as its agent to receive service of process in the United States pursuant to Section 12 hereof and satisfactory evidence of CT Corporation System accepting its appointment as such agent.
     (p) Conditions to Purchase of Over-Allotment Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Over-Allotment Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President and Chief Executive Officer of the Company and of the Chief Financial Officer

of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(j) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Canadian Counsel for Company. The favorable opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.
     (iii) Opinion of General Counsel for the Company. The favorable opinion of Leslie O’Donoghue, general counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof
     (iv) Opinion of United States Counsel for Company. The favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.
     (v) Opinion of Special Colorado Counsel for Agrium U.S. Inc. The favorable opinion of special Colorado counsel for Agrium U.S. Inc., in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.
     (vi) Opinion of Special Argentina Counsel for Profertil S.A. The favorable opinion of special Argentina counsel for Profertil S.A., in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(f) hereof.
     (vii) Opinion of Special Spanish Counsel for Agrium Investments Spain, S.L.U. The favorable opinion of special Spanish counsel for Agrium Investments Spain, S.L.U., in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(g) hereof.
     (viii) Opinion of Canadian Counsel for the Underwriters. The favorable opinion of Bennett Jones LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(h) hereof.
     (ix) Opinion of United States Counsel for the Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, dated such Date of Delivery, relating to the Over-Allotment Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(i) hereof.
     (x) Bring-down Comfort Letters. A letter from each of KPMG LLP and Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.
     (q) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
     (r) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Over-Allotment Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Over-Allotment Shares, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect. The Underwriters may waive in whole or in part or extend the time for compliance with any such terms and conditions without prejudice to their rights in respect of any other of such terms or conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.
     SECTION 7. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each of their respective broker-dealer affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package, or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any misrepresentation (as defined under Canadian securities laws) contained therein;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement, omission or misrepresentation, or any such alleged untrue statement, omission or misrepresentation; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever reasonably incurred, as incurred (including the fees and disbursements of U.S. and Canadian counsel chosen by the Representative), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement, omission or misrepresentation, or any such alleged untrue statement, omission or misrepresentation, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package or any Supplementary Material (or any amendment or supplement thereto).
     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Canadian Preliminary Prospectus and the Canadian Final Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectuses, the Final Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package, or any Supplementary Material (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.
     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.
     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Final Prospectuses, bear to the aggregate initial public offering price of the Offered Shares as set forth on the cover of the Final Prospectuses.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or misrepresentation.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s affiliates as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Preliminary Prospectus or the Canadian Final Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Offered Shares.
     SECTION 10. Termination of Agreement.
     (a) Termination, General. In addition to any other remedies which may be available to the Underwriters, the Underwriters (collectively or any one of them) may, at their option, without any further liability on their part, terminate and cancel their obligations under this Agreement by notice to the Company at any time at or prior to the Closing Time:
(i) if there occurs any material adverse change in the condition, financial or otherwise, or in the earnings business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, which, in the reasonable opinion of the Underwriters (or any one of them), would be expected to (A) have a material adverse effect on the market price or value of the Offered Shares or any other securities of the Company, or (B) prevent, suspend or restrict or adversely affect the trading in, or the distribution of, the Offered Shares or any other securities of the Company;
(ii) if there has occurred any event, action, state, condition or major financial occurrence of national or international consequence (including any act of terrorism, war or like event), or any governmental action, law, regulation, inquiry or similar occurrence, which, in the reasonable opinion of the Underwriters (or any one of them), seriously adversely affects or may seriously adversely affect the financial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries, considered as one enterprise;
(iii) as a result of investigations after the date hereof, the Underwriters (or any one of them) determine that there exists any fact or circumstance which existed prior to the date hereof and had not been disclosed prior to the date hereof, which, in the reasonable opinion of the Underwriters (or any one of them), would be expected to (A) have a material adverse effect on the market price or value of the Offered Shares or any other securities of the Company, or (B) prevent, suspend or restrict or adversely affect the trading in, or the distribution of, the Offered Shares or any other securities of the Company;

(iv) if any inquiry, suit, investigation or other proceeding is commenced, announced or threatened or any order is issued under or pursuant to any relevant statute or by any stock exchange or other regulatory authority or there is any change of law, interpretation or administration thereof, which, in the reasonable opinion of the Underwriters (or any one of them), operates or could operate to prevent, suspend or restrict or adversely affect the trading in, or the distribution of, the Offered Shares or any other securities of the Company.
(v) the Company shall be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or condition of this Agreement;
(vi) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada;
(vii) if a banking moratorium has been declared by either the United States federal, New York state or Canadian federal or provincial authorities; or
(viii) if there has been a material change in the terms of the Merger Agreement or the Merger Agreement is terminated.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and that Sections 1, 7, 8, 9 and 12 shall survive such termination and remain in full force and effect.
     SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Offered Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the number of Offered Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the number of Defaulted Securities exceeds 10% of the number of Offered Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Over-Allotment Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter or the Company
     No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Over-Allotment Shares, as the case may be, either the Representative or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days to the extent such delay is necessary to effect any required changes in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or in any other material documents. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.
     SECTION 12. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Corporate Secretary at its principal office in Calgary, Alberta, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Offered Shares shall be outstanding.
     To the extent that the Company has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.
     The provisions of this Section 12 shall survive any termination of this Agreement, in whole or in part.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at RBC Dominion Securities Inc., 200 Bay Street, Royal Bank Plaza, 4th Floor, South Tower Toronto, Ontario M5J 2W7, attention of Gordon J. Bell; and notices to the Company shall be directed to it at 13131 Lake Fraser Drive S.E., Calgary, Alberta, Canada, T2J 7E8, attention of Corporate Secretary.
     SECTION 14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby each Underwriter is and has been acting solely as a principal and not as the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

AGRIUM INC.

By	“Patrick J. Freeman”

Name:	Patrick J. Freeman
Title:	Vice-President & Treasurer

By:	“Gary J. Daniel”

Name:	Gary J. Daniel
Title:	Assistant Corporate Secretary

CONFIRMED AND ACCEPTED
as of the date first above written:

RBC DOMINION SECURITIES INC.		CREDIT SUISSE SECURITIES (CANADA), INC.

By	“Gordon J. Bell”	By	“Erik Charbonneau”

Name:	Gordon J. Bell	Name:	Erik Charbonneau
Title:	Managing Director	Title:	Director

MERRILL LYNCH CANADA INC.		NATIONAL BANK FINANCIAL INC.

By	“Robert McKercher”	By	“Glen Hirsh”

Name:	Robert McKercher	Name:	Glen Hirsh
Title:	Director, Investment Banking	Title:	Director

SCOTIA CAPITAL INC.		CIBC WORLD MARKETS INC.

By	“Robert J. Ellis”	By	“Timothy W. Watson”

Name:	Robert J. Ellis	Name:	Timothy W. Watson
Title:	Managing Director	Title:	Managing Director

UBS SECURITIES CANADA INC.		TD SECURITIES INC.

By	“David J. Harrison”	By	“Nick Roustas”

Name:	David J. Harrison	Name:	Nick Roustas
Title:	Managing Director	Title:	Managing Director

BMO NESBITT BURNS INC.

By	“Stephen L. Shapiro”

Name:	Stephen L. Shapiro
Title:	Managing Director

SCHEDULE A

Name of Underwriter	Number of Initial Shares
RBC Dominion Securities Inc.	6,465,509
Merrill Lynch Canada Inc.	3,232,755
Scotia Capital Inc.	3,232,755
UBS Securities Canada Inc.	3,232,755

BMO Nesbitt Burns Inc.	2,155,170

Credit Suisse Securities (Canada), Inc.	1,077,585

National Bank Financial Inc.	1,077,585

CIBC World Markets Inc.	538,793

TD Securities Inc.	538,793

Total	21,551,700

SCHEDULE B
1.	The public offering price per share for the Offered Shares shall be U.S.$58.00.

2.	The net purchase price per share for the Offered Shares to be paid by the several Underwriters shall be U.S.$55.825, being an amount equal to the public offering price set forth above less U.S.$2.175 per share, representing the underwriting commission payable by the Company to the Underwriters for underwriting the Offered Shares; provided that the purchase price per share for any Over- Allotment Shares purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Over-Allotment Shares.

3.	The number of Initial Shares to be sold by the Company is: 21,551,700

4.	The number of Over-Allotment Shares to be sold by the Company is: 2,155,100

SCHEDULE C
A.	LIST OF ISSUER GENERAL USE FREE WRITING PROSPECTUSES
None.
B.	LIST OF ISSUER FREE WRITING PROSPECTUSES
None.

SCHEDULE D
LIST OF PERSONS/ENTITIES EXECUTING LOCK-UP LETTERS
Neil Carragher
Ralph S. Cunningham
D. Grant Devine
Germaine Gibara
Russell Girling
Dr. Susan Henry
Russell Horner
Anne McLellan
Frank W. Proto
Victor J. Zaleschuk
Michael M. Wilson
Bruce G. Waterman
Richard L. Gearheard
Ron A. Wilkinson
James M. Grossett
Leslie A. O’Donoghue
Andrew K. Mittag

SCHEDULE E
FORM OF LOCK-UP LETTER
December      , 2007
RBC Dominion Securities Inc.
     as Representative of the several Underwriters

c/o	RBC Dominion Securities Inc.
200 Bay Street, Royal Bank Plaza
4th Floor, South Tower
Toronto, Ontario M5J 2W7

	Re:	Proposed Public Offering by Agrium Inc.
Ladies and Gentlemen:
     The undersigned, an officer and/or director of Agrium Inc., a corporation existing under the laws of Canada (the “Company”), understands that RBC Dominion Securities Inc. (“RBC”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of common shares, no par value, of the Company (“Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days from the date of the Final Prospectuses (as defined in the Underwriting Agreement), the undersigned will not, without the prior written consent of RBC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, or prospectus under applicable Canadian securities laws with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of RBC, provided that (1) RBC receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, and (2) any such transfer shall not involve a disposition for value:
a)	as a bona fide gift or gifts; or

b)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall have the meaning set forth in Multilateral Instrument 52-110); or

c)	as a distribution to limited partners or stockholders of the undersigned; or

d)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

e)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the date of occurrence of the material news or material event, as applicable, unless RBC waives, in writing, such extension; provided that in no event shall any such extension of the 60-day lock-up period exceed the 34th day following the originally contemplated end of such period.
     The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

     If for any reason, (i) the Underwriting Agreement shall be terminated prior to the Closing Time (as defined in the Underwriting Agreement), (ii) the Board of Directors of the Company and the Representative agree not to pursue the offering contemplated by the Underwriting Agreement or (iii) the Underwriting Agreement is terminated in accordance with its terms prior to the end of the 60-day lock-up period, the agreement set forth in this letter will be terminated and the undersigned will be released from its obligations hereunder.

Very truly yours,

Signature:

Print Name: